UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): March 14, 2003

InterDigital Communications Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	1-11152	23-1882087
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

781 Third Avenue, King of Prussia, PA	19406-1409
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-878-7800

Item 5.    Other Events.

On March 17, 2003 the Company announced that its subsidiary, InterDigital Technology Corporation (ITC), has entered into worldwide, royalty-bearing license agreements with Telefonaktiebolaget LM Ericsson and Ericsson Inc. (Ericsson) and Sony Ericsson Mobile Communications AB (Sony Ericsson) for sales of terminal units and infrastructure products compliant with the following standards: TIA/EIA 54/136, GSM, GPRS, EDGE, PDC, PHS, and additionally with respect to covered terminal units only all other TDMA standards. The licensed products exclude any product compliant with Third Generation (3G) standards. The Company also announced that the long-standing patent infringement litigation with Ericsson has been settled and that the license agreements with Ericsson and Sony Ericsson establish the financial terms necessary to define the royalty obligations of Nokia Corporation (Nokia) and Samsung Electronics Co. Ltd. (Samsung) on Second Generation (2G) GSM/TDMA and 2.5G GSM/GPRS/TDMA products under their existing patent licensing agreements with ITC. The text of the press release relating to the announcements is attached hereto and incorporated by reference herein as Exhibit 99.1.

Under the most favored licensee (MFL) provision applicable to their respective patent licenses, both Nokia and Samsung are obligated to pay royalties on sales of covered products from January 1, 2002, with the royalty to be based on the amounts paid or to be paid by certain major competitors (which include Ericsson and Sony Ericsson), taking into account all relevant factors. The MFL terms include provisions for a period of review, negotiation, and dispute resolution with regard to the determination of royalty obligations of Nokia and Samsung.

In connection with the Ericsson and Sony Ericsson license agreements, ITC expects to receive aggregate installment payments over the next twelve months of approximately $34 million from Ericsson and Sony Ericsson related to sales of terminal and infrastructure products through December 31, 2002. The license agreement with Sony Ericsson requires it to make non-refundable advance royalty payments to ITC in 2003 covering Sony Ericsson’s projected sales in 2003 and 2004. The Company estimates, based on currently available third party projections of Sony Ericsson’s sales of covered products and certain assumptions by the Company regarding such items as Sony Ericsson’s sales, sales mix, and selling prices, that Sony Ericsson’s prepayment to ITC for projected sales in 2003 and 2004 could approximate $20 million to $25 million giving effect to certain royalty rate discounts. Consistent with the terms of the agreements, the above projections are net amounts after giving effect to applicable source withholding taxes paid on behalf of the Company by the licensees, but prior to consideration of U.S. Federal, state, and local taxes where applicable.

Actual outcomes could differ from those expressed in these forward looking statements due to a variety of factors in addition to those specifically identified in such statements including those set forth in the press release attached hereto as Exhibit 99.1.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits

99.1    Press release dated March 17, 2003

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERDIGITAL COMMUNICATIONS CORPORATION

By:	/s/ R.J. FAGAN
Richard J. Fagan Executive Vice-President and Chief Financial Officer

Dated: March 17, 2003

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated March 17, 2003